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                                                                                                  EXHIBIT 11.1

                                              CENTENNIAL BANCORP
                                       COMPUTATION OF EARNINGS PER SHARE


                                                                                Year Ended December 31,
                                                                     ---------------------------------------------
                                                                        1997             1996             1995
                                                                     ----------       ---------        -----------
Reconciliation of Income

Net income - basic                                                   $9,303,363       $6,514,288        $4,551,318

Income impact of assumed conversion of
    Convertible Debentures, net of taxes                                     --          363,358           430,643
                                                                     ----------       ----------        ----------
Income available to common
    shareholders - diluted                                           $9,303,363       $6,877,646        $4,981,961
                                                                     ==========       ==========        ==========

Reconciliation of Basic and Diluted Shares

Weighted average shares outstanding                                  14,433,906       12,423,451        11,447,440

Incremental shares from stock options
    issued                                                              647,324          489,933           513,110

Incremental shares from assumed
    conversion of Convertible Debentures                                     --        1,831,029         2,494,898
                                                                     ----------        ---------        ----------

Weighted average shares outstanding -
    diluted                                                          15,081,230       14,744,413        14,455,448
                                                                     ==========       ==========        ==========
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